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                                                                    Exhibit 11.1

                 Statement of Computation of Earnings Per Share

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

                                                                                Weighted Average
                                                                -----------------------------------------------
                                             Total Shares              Three Months              Nine Months
                                            --------------      -----------------------------------------------
Shares outstanding January 1, 2002                553,808                      553,808                 553,808
Issuance of shares for
 Criticom on September 30, 2002                   155,911                            -                       -
                                            --------------      -----------------------        ----------------
Shares outstanding September 30, 2002             709,719                      553,808                 553,808
                                            ==============      =======================        ================

Net loss                                                                    $ (652,999)           $ (3,147,721)
                                                                =======================        ================

Net loss per share                                                             $ (1.18)                $ (5.68)
                                                                =======================        ================


Shares outstanding January 1, 2003                709,719                      709,719                 709,719
Shares issued for IASI and
 Morlyn on January 31, 2003                       881,192                      881,192                 781,130     242/273
Shares issued upon IPO on July 29, 2003        22,000,000                   15,304,348    64/92      5,157,509     64/273
Shares issued upon exercise of
 overallotment on August 27, 2003                 982,729                      373,864    35/92        125,991     35/273
                                            --------------      -----------------------        ----------------
Shares outstanding September 30, 2003          24,573,640                   17,269,123               6,774,349
                                            ==============      =======================        ================

Net loss                                                                  $ (4,365,689)          $ (20,481,802)
                                                                =======================        ================

Net loss per share                                                            $ (0.25)                $ (3.02)
                                                                =======================        ================

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